Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 7, 2016, with respect to the consolidated financial statements included in the Annual Report of PhotoMedex, Inc. on Form 10-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statements of PhotoMedex, Inc. on Form S-3 (File No. 333-201404) and on Forms S-8 (File Nos. 333-114181, 333-132656, 333-132655, 333-146558, 333-159224, 333-170940, 333-178423 and 333-204639).

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel Aviv, Israel

April 7, 2016